                                                                 EXHIBIT n(1)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                                ING MUTUAL FUNDS

                                                   CLASSES OF SHARES
                                            ---------------------------------
                                            A     B      C     I     M     Q
                                            ---------------------------------
ING Emerging Countries Fund                 X     X      X    N/A    X     X
ING Global Real Estate Fund                 X     X      X    N/A   N/A    X
ING International Fund                      X     X      X     X    N/A    X
ING International SmallCap Growth Fund      X     X      X    N/A   N/A    X
ING Precious Metals Fund                    X    N/A    N/A   N/A   N/A   N/A
ING Russia Fund                             X    N/A    N/A   N/A   N/A   N/A
ING Worldwide Growth Fund                   X     X      X    N/A   N/A    X
ING Global Equity Dividend Fund             X     X      X     X    N/A    X
ING Foreign Fund*                           X     X      X     X    N/A    X

*This Amended Schedule A to the Multi-Class Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.